Exhibit 99.01

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending September 30, 2010

I.                                         Introduction and Summary

A.                                    Introduction

This quarterly report is submitted by South Carolina Electric & Gas Company (“SCE&G” or “Company”) to the Public Service Commission of South Carolina (the “Commission”) and the South Carolina Office of Regulatory Staff (“ORS”).  It is submitted in satisfaction of the requirements of S.C. Code Ann. § 58-33-277 (Supp. 2009) and the terms of Commission Order No. 2009-104(A).  This report provides updated information concerning the status of the construction of V. C. Summer Nuclear Station Units 2 & 3 (the “Units”) and updates the capital cost and construction schedules for the Units as approved in Order No. 2009-104(A) and Order No. 2010-12.  Order No. 2009-104(A) is the base load review order related to the Units that was issued by the Commission on February 27, 2009.  The Commission approved updated capital cost schedules and construction milestone schedules for the Units in Order No. 2010-12.

On August 9, 2010, the South Carolina Supreme Court issued its opinion in South Carolina Energy Users Comm. v. South Carolina Pub. Serv. Comm’n, 388 S.C. 486, 697 S.E.2d 587 (2010) (the “Opinion”).  In the Opinion, the Court ruled that capital cost contingencies were not permitted as a part of approved capital cost forecasts under the Base Load Review Act until costs could be identified, itemized and designated to specific cost items.  The Supreme Court’s decision left open to SCE&G the option to petition the Commission to update the approved cash flow projections for the project to reclassify contingent costs to specific cost items.  The Base Load Review Act requires such updates to be allowed unless the changes in the cash flow projections are proven to be the result of imprudence by the utility.   In response to the Supreme Court’s Opinion, the financial information presented in this filing is net of the $438,291,000 in contingency funds that the Commission approved in Orders No. 2009-104(A) and 2010-12.  Simultaneously with this filing, SCE&G is submitting a request to the Commission under S.C. Code Ann. §58-33-270(E) to reclassify approximately $174 million in costs from the previously approved contingency amounts to specific cost items in the capital cost forecast.  Under the Base Load Review Act, the Commission will have six months to consider this request.

B.                                    Structure of Report and Appendices

The current reporting period is the quarter ending September 30, 2010.  The report is divided into the following sections:

Section I:                                              Introduction and Summary;

Section II:                                          Progress of Construction of the Units;

Section III:                                      Anticipated Construction Schedules;

Section IV:                                      Schedules of the Capital Costs Incurred Including Updates to the Information Required by S.C. Code Ann. § 58-33-270(B)(6) (the inflation indices);

Section V:                                          Updated Schedule of Anticipated Capital Costs; and

Section VI:                                      Conclusion.

Appendices 1, 2, and 4 to this report contain detailed financial, milestone and other information updating the schedules approved by the Commission in Order No. 2010-12.  For reference purposes, Appendix 3 provides a copy of the approved capital cost schedule for the project without adjustments in the form approved in Order No. 2010-12.

A confidential and a public version of this report and its attachments are being provided.  All cost information presented reflects only SCE&G’s share of the project’s cost.  Attached to the end of the report is a glossary of acronyms used in it.

C.                                    Construction Schedule and Milestones

As the report indicates, the Company has met all current construction milestones approved by the Commission in Order No. 2010-12, as adjusted pursuant to contingencies authorized in Order No. 2009-104(A).  There are 146 separate milestones.  Of these, 54 have been completed as of September 30, 2010.  Comparing the milestone completion dates for this quarter to the milestone dates approved by the Commission in Order No. 2010-12, the completion dates of 51 milestones have changed.  Of these, 30 have been accelerated and 21 have been delayed for between one and ten months.

D.                                    Construction Costs and Cost Forecasts

As this report indicates, the Company is on track to complete the Units at the original construction cost forecast of $4.5 billion in 2007 dollars net of Allowance for Funds Used During Construction (“AFUDC”) and including the $438 million contingency that was approved in Order 2009-104(A).  However, the current capital cost forecast of approximately $4.3 billion is $174 million higher than the approved capital cost schedule when the $438 million in contingency funds are removed.  As mentioned above, simultaneously with this filing, SCE&G is submitting a petition to the Commission under S.C. Code Ann. §58-33-270(E) to reclassify $174 million in costs from the previously approved contingency to specific cost items in the capital cost forecast.

In Order No. 2009-104(A), the Commission recognized that forecasts of AFUDC expense and escalation would vary over the course of the project and required those forecasts to be updated with each quarterly report.  New escalation indices were issued in November for the period January-June of 2010 and those indices have been used in recalculating and re-forecasting project costs.  Chart A below shows the forecasted construction cost for the project in 2007 dollars reflecting the current cost projections and the effects of current escalation rates.  The capital cost forecast submitted in the second quarter 2010 monthly report included approximately $81 million in capital costs that the Company had reclassified from contingency into itemized cost categories.  Chart A shows that SCE&G has reclassified approximately $93 million in capital costs since the second quarter 2010 monthly report for an aggregate change of $174 million in the capital cost forecast excluding contingency that was approved in Orders No. 2009-104(A) and 2010-12

Chart A: Reconciliation of Capital Cost ($000)*

Forecast Item	Projected 09/30/10 @ Five-Year Average Escalation Rates	Projected 06/30/10 @ Five-Year Average Escalation Rates	Change
Gross Construction	$5,838,483	$5,711,671	$126,812
Less: AFUDC	$302,775	$299,788	$2,987
Total Project Cash Flow	$5,535,708	$5,411,883	$123,825
Less: Escalation	$1,265,317	$1,234,129	$31,188
Capital Cost, 2007 Dollars	$4,270,391	$4,177,754	$92,637

* These figures do not include contingencies.

Chart B compares the current forecast of gross construction costs, including current escalation, to the forecast on which the Commission relied in adopting Order No.

2010-12 excluding the $438 million contingency fund and associated escalation, and adjusted to reflect current escalation rates.  This chart shows that, while the anticipated cost of the plant in 2007 dollars is $174 million more than the approximately $4.1 billion cost without contingency, the reduction in the construction cost forecast is largely due to the changes in forecasted escalation rates when netted against other changes as discussed more fully below.

Chart B: Reconciliation of Capital Cost ($000)*

Forecast Item	Projected @ 09/30/10 (Five-Year Average Rates)	As Forecasted Or Approved In Order 2010-12	Change
Gross Construction	$5,838,483	$6,188,124	$(349,641)
Less: AFUDC	$302,775	$283,721	$19,054
Total Project Cash Flow	$5,535,708	$5,904,403	$(368,695)
Less: Escalation	$1,265,317	$1,807,948	$(542,631)
Capital Cost, 2007 Dollars	$4,270,391	$4,096,455	$173,936

* These figures do not include contingencies.

Escalation Rates

As provided in Order No. 2009-104(A), the most current twelve-month inflation indices are used to escalate costs occurring in the twelve-month period after the date of each quarterly report.  As stated above, new escalation indices were issued in November for the period January-June of 2010 and those rates are reflected in this report.

As shown on Appendix 4, utility construction cost escalation rates were at historically high levels during the period 2005-2008, and since then have begun to drop.  The current one-year averages and five-year averages are now closer to historical ten year rates than they have been in certain past periods.  Current escalation rates are shown on Chart C, below.

Chart C: Handy-Whitman Escalation Rates

July 2010 Update

Escalation Rate
HW All Steam Index:
One Year Rate	4.79%
Five Year Average	5.31%
Ten Year Average	4.53%
HW All Steam/Nuclear Index:
One Year Rate	4.60%
Five Year Average	5.32%
Ten Year Average	4.54%
HW All Transmission Plant Index
One Year Rate	5.08%
Five Year Average	5.23%
Ten Year Average	4.69%

E.                                      Increased AFUDC(1)

The change in AFUDC for the project is currently projected to be $19.1 million higher than the forecast on which Order No. 2010-12 was based when adjusted to remove the $438 million contingency.  Consistent with Order No. 2009-104(A), SCE&G computes AFUDC based on the Federal Energy Regulatory Commission (“FERC”) approved methodology as applied to the balance of Construction Work in Progress (“CWIP”) that is outstanding between rate adjustments.  SCE&G’s AFUDC rate is currently 7.10% compared to the rate of 5.87% that applied when Order 2010-12 was issued.  Standing alone, this increase in the AFUDC rate would increase the forecasted amount of AFUDC by $47.7 million. However, lower escalation rates have reduced the forecasted project cash flows thereby reducing AFUDC by $28.6 million to produce a $19.1 million net forecasted increase in AFUDC for the project.

(1)  All AFUDC calculations contained in this section reflect the removal of the $438 million contingency fund from the cash flow forecast.

F.                                      Compliance with the Commission Approved Cumulative Project Cash Flow Target

Order No. 2009-104(A) established the Cumulative Project Cash Flow listed on Exhibit F to the Combined Application as the target for measuring the compliance of the project with the cost-related terms of that order.  Order No. 2010-12 updated Exhibit F to conform to the Performance Management Baseline Schedule provided by Westinghouse/Shaw on April 1, 2009. In Order No. 2009-104(A), the Commission provided that the applicable Cumulative Project Cash Flow target would be adjusted with each quarterly report to reflect updated escalation data and any use by the Company of the capital cost schedule contingencies that the Commission approved in Order No. 2009-104(A).  As discussed above, in compliance with the Supreme Court’s opinion, all the figures presented in these charts are now net of the $438 million contingency fund that the Commission approved in Order No. 2009-104(A).

Appendix 2, Chart A provides the Cumulative Project Cash Flow target updated for current escalation data.  The cash flow targets up to June 30, 2010 have been updated to reflect actual escalation rates up to that date.  The cash flow targets for the third quarter of 2010 and beyond have been updated based on the most recently available inflation indices which for purposes of this report are the indices provided in November of 2010 that are current through June 30, 2010.  When actual indices for the period July 1, 2010 to September 30, 2010 become available, the 2010 cash flow data for the categories that are subject to indexed escalation will be revised to reflect the actual escalation rates.

Appendix 2, Chart B compares the approved Cumulative Project Cash Flow target to the current cumulative cash flow schedules for the project, which include actual costs where available and SCE&G’s working forecasts of annual cash flows for future years.  In addition, the figures presented on Appendix 2, Chart B for 2009 and 2010 have been adjusted to reflect timing differences between the billing methodology under the EPC Contract and the calculation of the escalated cash flow targets under Order 2009-104(A).  Under the EPC Contract, for periods where actual escalation rates are not available, Westinghouse/Shaw bills SCE&G based on a rolling 2-year average of the applicable Handy-Whitman rate and provides adjustments in the following period to reflect the actual rate when it is known.  An adjustment has been made to Appendix 2, Chart B to offset the timing difference related to Westinghouse/Shaw’s approach to estimated billings and credits which applies to those EPC cost categories that are subject to indexed escalation.  As shown on Appendix 2, Chart B, the total amount of the resulting adjustment for 2009 has been updated to $1.7 million based on actual escalation rates and the adjustment for the first nine months of 2010 is calculated to be ($9.7) million.

II.                                     Progress of Construction of the Units

Construction of the project is progressing on schedule to meet the Unit 2 & 3 Substantial Completion dates of April 1, 2016 and January 1, 2019, respectively.  A summary of the status of the project is addressed in Section II.A-Section II.G below.

A.                                    Licensing and Permitting Update

1.                                      The Combined Operating License Application (COLA)

The COLA review process continues.  Westinghouse intends to file with the Nuclear Regulatory Commission (NRC) a Design Control Document (DCD) revision, DCD Revision 18.  DCD Revision 18 will incorporate all of the responses to NRC questions pertaining to the Shield Building design (DCD Revision 17) and all of the updates to other design matters that have been requested as part of the COLA review process and that are not part of prior amendments.  In light of its assessment of the anticipated schedule for review and approval of DCD Revision 18, SCE&G currently believes that the Combined Operating License (COL) for Units 2 & 3 will be issued in late 2011 or early 2012.  SCE&G is reviewing the project schedule impact and will continue to carefully monitor and proactively manage this aspect of the COL schedule.  The status of the major COLA review areas is as follows:

a)                                      Nuclear Safety Review

The Staff of the NRC has completed its Phase 1 review to support development of the Safety Evaluation Report (SER) for the Units, which includes the COLA review and issuance of NRC Requests for Additional Information (RAIs) to SCE&G for resolution.  The Phase 2 review continues with SCE&G responding to NRC questions.  The Phase 2 review of the SER is intended to result in the development of the SER with no open items.

The NRC continues the SER review of the DCD-17.  Westinghouse Electric Company (WEC), SCE&G and the industry are working with the NRC to resolve the open items associated with the NRC approval of DCD-17.  A letter received from the NRC on October 29, 2010 shows the issuance of a final SER in June 2011 and supports the issuance of a COL for the Units in the late 2011 to early 2012 timeframe.

SCE&G is closely monitoring the DCD-17 review process because of its potential impact on the schedule for the review and approval of the COLA for the Units.  SCE&G has identified the status of the review and approval of

DCD-17 as a focus area for on-going monitoring and attention to ensure that WEC does what is required to obtain the necessary approvals on a timely basis.

The first Advisory Committee on Reactor Safeguards (ACRS) meeting to review the majority of the siting characteristics for the VCSNS Units 2 and 3 site was conducted on July 21 and 22, 2010. No significant issues were identified. This was a significant technical milestone for the project. The second ACRS subcommittee meeting in which the wet-bulb exemption request, hydrology and emergency planning will be discussed is currently scheduled for December 17, 2010.

b)                                      Environmental Review

In July 2009, the NRC completed the Phase I scoping of the Environmental Impact Statement (EIS) for the Units.  All Environmental Report RAIs and follow-up questions have been answered.  The NRC issued the draft EIS on April 15, 2010 to which SCE&G has responded.  A letter from the NRC dated October 29, 2010 shows the issuance of the final EIS in April 2011.  This schedule supports the issuance of a COL for the Units in the late 2011 to early 2012 time frame.

c)                                      Legal Review

As noted previously, several parties sought to intervene to raise issues before the Atomic Safety Licensing Board (ASLB) in its review of SCE&G’s COLA and their interventions were dismissed either because their contentions were deemed not to be admissible, or because they lacked standing.  The intervenors appealed the ASLB decision to the NRC.

On January 7, 2010, the NRC issued a ruling that affirmed the ASLB’s decision but required the ASLB to review on a factual basis the intervenors’ contention related to Demand Side Management (DSM) programs.  In rejecting the intervenors’ DSM challenge, the ASLB had relied on a 2005 NRC decision holding that DSM matters were not relevant to the need for power determination in nuclear licensing.  The NRC directed the ASLB to reconsider the intervenors’ DSM contention on the facts.

On March 17, 2010, the ASLB considered the merits of the intervenors’ DSM contentions and issued an order rejecting all contentions of the intervenors.  The intervenors appealed the ASLB order on remand to the NRC.  On August 27, 2010, the NRC affirmed the ASLB order regarding the challenged DSM contention.

2.                                      Other Permits

a)                                      SCDHEC Permits

i.                                          SCE&G received the SCDHEC Phase 6 Stormwater permit # SCR10N068 which allows clearing and grading of the roadway and area for the Wastewater Line to the Discharge Structure in Parr Reservoir.

ii.                                       SCE&G received from Norfolk Southern/AECOM a permit to make a Utility Railroad Crossing under an existing rail spur line between Unit 1 and the Unit 2/3 Table Top Area.

iii.                                    SCE&G received the General Conditional Major Operating Permit (GCMP-04) “Concrete Batch Plants” from SCDHEC (Permit # GCM04-1000-0036).

iv.                                   SCE&G received SCDHEC Construction Permit # 19422-IW for the construction of the Temporary Pump and Haul Facility and Piping for Sewer A (Table Top Area).

b)                                      Corps of Engineers Wetlands Permit

SCE&G continues to interface with the Army Corps of Engineers (ACOE) on the ACOE 404 (wetlands) permit for construction work on the site and submitted the draft permit during the 1st Quarter 2010. There is only one wetland area on the site that is of concern.  It is located near the Cooling Towers area and is very limited in size.  The permit application related to this area was noticed for public comment in April 2010 with the comment period ending on July 9, 2010. Several commenting agencies made comments related to their concerns about the lack of specific transmission line routing data related to the off-site transmission lines to be constructed to integrate the Units into the grid.  SCE&G and the ACOE have a path forward.  A revised ACOE permit will be submitted by the end of November 2010.

The ACOE has taken the position that it will not issue a wetlands permit for this area until the NRC issuance of the Final EIS for the project. To comply with the ACOE position, Westinghouse/Shaw is working around the wetlands in the Cooling Tower area until the Final EIS is approved and a wetlands permit is issued.  This is a focus area.

3.                                            Appeals of Order No. 2009-104(A)

In May 2009, two intervenors appealed the Commission’s Order No. 2009-104(A) to the South Carolina Supreme Court.  The oral arguments in the appeals brought by Friends of the Earth (FOE) and the South Carolina Energy Users

Committee were held on March 4 and April 6, 2010, respectively.  On April 26, 2010, the South Carolina Supreme Court affirmed Commission Order No. 2009-104(A) in the appeal initiated by FOE.  No petition for rehearing was filed by FOE and the period for filing such a request has closed.  On August 9, 2010, the South Carolina Supreme Court issued the Opinion discussed above in South Carolina Energy Users Comm. v. South Carolina Pub. Serv. Comm’n., 388 S.C. 486, 697 S.E.2d 587 (2010).  In the Opinion, the Court ruled that capital cost contingencies were not permitted as a part of approved capital cost forecasts under the Base Load Review Act.  The effect of this decision is to remove $438,291,000 in contingency from the capital cost estimates approved in Orders No. 2009-104(A) and 2010-12.  As indicated above, SCE&G had previously identified the need to expend a net of $81.3 million of that amount over the course of the project to fund base cost increases.  The Supreme Court’s decision left open to SCE&G the option to petition the Commission to update the cash flow projection.  The Base Load Review Act requires such updates to be allowed unless the changes in cash flow projections are proven to be the result of imprudence by the utility.  Such a request is being filed contemporaneously with this quarterly report.

4.                                            Revised Rates Order

On May 28, 2010, SCE&G had filed a request for revised rates to reflect in rates the revenues determined by applying SCE&G’s cost of capital to the outstanding balance of CWIP on the Units as of June 30, 2010.  On August 11, 2010, the South Carolina Office of Regulatory Staff sent a letter to the Commission indicating that in light of the Opinion, $2,277,000 of contingency costs that were included in construction work in progress during the twelve-month period ending June 30, 2010 should be removed from consideration in establishing revised rates in the May 28, 2010 request. The rate impact of this adjustment is $270,000 which results in a final revenue requirement under the request of $47,301,000.  On August 11, 2010, SCE&G wrote to the Commission indicating that it was voluntarily incorporating ORS’s adjustment in its revised rates request while reserving the right to seek revision of its cost estimate and recovery of the capital cost associated with the identified amount in subsequent revised rates filings.  On September 30, 2010, the Commission issued Order 2010-625 granting revised rates as requested.

B.                                    Engineering Update

1.                                      Engineering Completion Status

a)                                      The Engineering Completion Status based on the completion percentage for major plant categories is as follows:

1)                                     Standard Plant Design — 89.3% complete

2)                                     Site Specific Design — 71.7% complete

3)                                     Total Design — 83.1% complete

b)                                      To date, the Engineering Completion Status as reported above reflects the work necessary to bring the design outputs to a point where they are sufficient to support procurement, and construction planning.

2.                                      Standard Plant Design Activities

During the reporting period, the following standard plant design activities were conducted:

a)                                      WEC is processing production drawings and design documentation for the Squib Valves to resolve the remaining open items to support NRC closeout.

b)                                      During the testing of the Reactor Cooling Pump (RCP) for the China AP1000 projects, the RCP exhibited a problem during coast down from full speed.  Several indications were discovered that warranted a root cause analysis which was performed by WEC and the manufacturer, EMD.  Detailed plans have been formulated for material changes, design changes for internal components and additional developmental testing.  EMD completed the first phase of the third diagnostic test for the RCP during the week of November 8, 2010.  Preliminary indications are that the testing continues to be successful. Additional testing will follow.  The corrective action effort and final testing are expected to be completed within the original test schedule.  There is no known adverse impact on the project schedule for Units 2 and 3 from this activity.  This continues to be a focus area.

c)                                      WEC has been tracking the design finalization schedule for major engineering categories and flagging items where design finalization is below WEC expectations related to support of the China AP1000 projects.  However, the Consortium is adopting a site-specific need-based schedule for Certified For Construction (CFC) drawings.  These are the drawings needed for the development of work packages for construction. The completion of CFC drawings is based on the finalization of design.  Gaps have been identified between the construction-need date and anticipated receipt of the applicable design package.  The Consortium management is addressing this issue which is also being closely monitored by SCE&G.  However, the WEC design finalization continues to support the respective Substantial Completion dates for VCS Units 2 and 3.

3.                                      Site Specific Design Activities

a)                                      Shaw Engineering continues to perform Site Specific Design work to support the permitting and licensing activities.

b)                                      Design continues for Site Specific Systems, to include the Circulating Water System, Yard Fire System, Potable Water System, Raw Water System, Sanitary Drain System and Waste Water System, and the Switchyard.  This work is proceeding in a satisfactory manner.

C.                                    Procurement/Fabrication Update

As discussed below, several important developments have occurred as a result of deficiencies that have been found in the quality assurance (QA) programs that apply to this project through NRC regulation and the EPC Contract.  Through the evaluation and auditing of suppliers’ QA programs, WEC/Shaw has identified QA deficiencies at Shaw Module Solutions and Mangiarotti, which involve deficiencies in procedures and documentation.  In addition, workmanship issues have been identified at the SMS facility at Lake Charles, LA pertaining to the fabrication of the module prototype. These deficiencies do not appear to have affected workmanship of the Mangiarotti products being manufactured nor the sub-modules being fabricated for SCE&G.  SCE&G is closely monitoring the corrective actions being taken. Also, WEC structural module design changes are being assessed as to the project schedule impacts as discussed below.

1.                                      Production of the CA20 structural sub-modules at the Shaw Module Solutions (SMS) facility has progressed intermittently due to problems in the design package and fabrication procedures.  Resident technical support personnel from WEC and Shaw Nuclear have been assigned to the SMS facility to expedite the incorporation of design documents into the fabrication work packages.  NND Engineering and QA personnel participated in a review of the SMS fabrication process the during week of July 19, 2010 along with Shaw Nuclear QA personnel who led a QA audit of the SMS fabrication process.  As a result of the QA audit, Shaw Nuclear issued a Stop Work Order to SMS on July 23, 2010 for all safety related assembly and welding activities related to welding procedures and production travelers.  Cause and corrective actions were assessed, as well as the production schedule impact.  The NRC is aware of these SMS issues and visited the SMS facility on August 10 and 11, 2010.  The subject Stop Work Order was lifted on August 6, 2010.  Workmanship issues have also been identified with the fabrication of the module prototype. There appear to be no workmanship issues associated with the sub-module fabrication for SCE&G.

2.                                      The shipment of CA20 structural sub-modules to the site will be delayed due to the NRC review of the rebar coupler design for the structural wall sub-modules.  All CA wall sub-modules are on technical hold because of this mechanical rebar coupler design review by the NRC.  Also, WEC is reviewing a design change requested by Shaw to incorporate a leak chase design that allows the modules to be assembled vertically without personnel entry to the interior of the module. In addition, WEC is considering a change in the material used to fabricate structural sub-modules to further strengthen them.  The project schedule impacts for these design changes are being assessed.

3.                                      Doosan continues with the fabrication of the Reactor Vessel for Unit 2.  The “Reactor Vessel Fabricator Notice to Contractor of Outlet Nozzle Welding to Flange Nozzle Shell Completion Unit 2” (10-3Q-3) is a BLRA milestone and is presently ten months behind the BLRA milestone completion date with a projected completion date of December 31, 2010.   As discussed in previous reports, the work flow scheduling problems that led to this delay have been addressed and resolved.  This delay does not appear to adversely impact the receipt of the Unit 2 Reactor Vessel on site (BLRA milestone 13-2Q-6).

Doosan had previously reported that inspections had discovered a crack in the forging for the Unit 2 2B Steam Generator channel head.  This forging was scrapped and a cause and corrective action review performed.  The ultrasonic testing for the current forging has been successfully completed.  The schedule impact continues to be assessed with no apparent impact on the next associated milestone, which is the milestone for Contractor Acceptance of the Steam Generator Equipment at the Port of Entry (BLRA milestone 13-2Q-2).

4.                                      The Unit 2 Reactor Coolant System (RCS) Reactor Coolant Loop (RCL) Piping hot leg manufacturer is making progress with the bending for the HL6 section scheduled for the latter part of October 2010.   Shipment of the Unit 2 RCL piping to the site (BLRA milestone 11-4Q-5) remains well ahead of schedule.

5.                                      As a result of a QA audit by WEC of Mangiarotti, WEC had previously invoked a manufacturing hold on Mangiarotti’s production and fabrication of AP1000 components being manufactured for the US domestic market.  The WEC audit resulted in significant deficiencies being identified in the Mangiarotti QA program. This manufacturing hold was subsequently lifted with work continuing at the date of this report.  The BLRA milestones impacted are as follows, to include the completion date for each: 09-2Q-3 “Core Makeup Tank Fabricator Notice to Contractor Receipt of Long Lead Material — Units 2 & 3” (target completion of 12/31/10 with 1 month delay); 10-2Q-3 “Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head — Unit 2” (target completion date of 11/30/10 with 0 month delay); 11-3Q-3 “Pressurizer Fabricator Notice to Contractor of Welding of Upper and Intermediate Shells Completion — Unit 2” (target completion date of 3/31/11 with 5 month delay); 12-1Q-2 “Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Final Post Weld Heat Treatment — Unit 2” (target completion date of 1/31/11 with 7 month delay).  The projected completion dates for these milestones are within the BLRA milestone schedule contingency.  Also, the shipment of these components to the site remains on schedule.

6.                                      The fabrication of the remaining major components is generally making progress as planned.

D.                                    Construction Update

1.                                            Saiia Construction completed the section of earthwork grading in the Cooling Tower area above the existing wetlands area.

2.                                            Shaw and Pike Electric continue progress of the 230kV Switchyard with the fabrication of rebar cages, drilling of foundation shafts, installation of anchor bolts and rebar cages and the placement of concrete in the foundation shafts.  One hundred and twenty five foundation shafts were completed as of the end of this reporting period.  Additionally, the installation of the grounding grid began.  Also, the site began receiving electrical equipment for the Switchyard. Planned construction completion date for the #2 Switchyard is currently May 4, 2012; at that time, the Switchyard will be prepared for testing.

3.                                            Shaw Construction has substantially completed the earthwork on the Table Top.  Approximately 6.5 million cubic yards of earth have been excavated on the entire site.

4.                                            The Unit 2 power block excavation continues ahead of schedule. Excavation and geological mapping continued, and installation of the temporary retaining wall was completed. The NRC geological team visited the site in August and reviewed the Nuclear Island top of rock, the mapping process and data collected to date.

5.                                            The Circulating Water System (CWS) pipe installation for the second phase of Unit 2 is substantially complete.  The backfill for the first phase of the Unit 3 CWS pipe has been placed.

6.                                            Fitts and Goodwin continues work successfully on temporary buildings.

7.                                            MB Kahn, as contractor for the Nuclear Learning Center expansion, continues with HVAC, electrical and plumbing work.  In addition, MB Kahn has completed most of the structural work for the Module Assembly Building (MAB) and plans to begin the electrical work in October, 2010.  Shaw completed the installation of the crane rails and the installation of the three cranes in the MAB.

8.                                            The foundation work for the Heavy Lift Derrick (HLD) continues.  On August 10, 2010, SCE&G and the Consortium signed an agreement that will move target priced scopes of work to the fixed/firm categories for which the HLD is a part.  This resolves the HLD commercial issue.

9.                                            The onsite batch plant is in operation and is producing concrete for the Containment Vessel on site fabrication pads, the HLD foundation and electrical duct banks.

10.                                     Readiness reviews were held with Chicago Bridge & Iron (CB&I) to prepare for their mobilization later this year to begin the fabrication of the Containment Vessel.

E.                                      Training Update

1.                                      The initial group of thirteen (13) Reactor Operator Training Instructors completed the reactor operations system training with the second group of twelve (12) receiving this training beginning September 13, 2010.  The Reactor Operator Training Instructors will receive their reactor operations simulator training in 2011 and 2012.

2.                                      The renovation of the VCS Unit 1 Nuclear Learning Center (NLC) continues in order to house the AP1000 reactor operator training simulators.  The current training facility at the NLC is being expanded to accommodate the two limited scope simulators for Units 2 and 3 that will arrive onsite in 2012.

F.                                      Change Control/Owners Cost Forecast Update

1.                                      Contract Amendment #1 was approved.  The EPC Contract revisions in this Amendment represent updates, such as contract language clarifications in the sections relating to Changes in the Work, changes made to the Major Equipment Supplier and Contractor exhibits and changes in the milestone payment schedules due to the Performance Management Baseline Schedule received on

April 1, 2009. There is an increase in the EPC Contract price due to Change Order 2 (Limited Scope Simulator) which is included in this Amendment.

2.                                      As described in more detail in the Request of SCE&G for Updates and Revisions to Schedules which is being filed with the Commission contemporaneously with this quarterly report, SCE&G has continued to update its forecast of Owner’s Costs to reflect increases in the anticipated costs of project oversight and operations staffing, licensing and other items and to itemize, designate and reclassify costs in response to the Opinion.  SCE&G will continue to review and update these cost projections going forward.  The most recent updates have resulted in an increase in the forecast of Owner’s Costs.

3.                                      Change Order No. 1 for the training of the Reactor Operator Training Instructors by WEC was modified by Change Order No. 5 in four areas to include: schedule, location, class sequencing and simulator capability as a result of the schedule shift. This results in an increased cost to SCE&G to be covered by the Time & Material allocation which is included as a part of the EPC Contract.  There will be no increase to the EPC Contract price.

4.                                      Change Order No. 4 for the transfer of the module fabrication and site assembly scope of work from WEC to Shaw had been on hold pending the final agreement concerning the Target work scope and associated dollar shift to the Fixed/Firm price category.  Change Order No. 4 was a “no cost” change order and will not change the EPC Contract price.  The Target to Fixed/Firm scope and dollar shift was approved by SCE&G and the Consortium per a signed Agreement dated August 10, 2010. Change Order No. 4 will be voided and superseded with a new Change Order that will incorporate the terms of the approved Agreement.

5.                                      Change Order No. 6 was approved to substitute hydraulic nuts in place of the AP1000 Standard Plant Reactor Vessel stud tensioners and conventional Reactor Vessel closure head nuts. This Change Order does not impact the EPC Agreement price or project schedule.

6.                                      Change Order No. 7 was approved for additional engineering work necessary for the relaying carrier frequencies for the St. George Transmission lines at the Unit 2 Switchyard. This resulted in an increase to the EPC Contract price.

7.                                      Also, on August 10, 2010, SCE&G (for itself and as agent for Santee Cooper), and WEC/Shaw agreed to shift significant additional portions of the EPC Contract components from the “Target” category to the “Fixed cost” and “Firm cost with escalation” categories. As a result of this agreement, approximately two-

thirds of the total EPC Contract costs are now in the fixed cost and Firm cost with escalation categories.

8.                                      The change in cash flow forecast related to all change orders to date and changes in Owner’s Costs including Transmission is forecast to be $174 million in 2007 dollars, the largest component of which is the change in Owner’s Cost. The $174 million cost change is reflected in the cash flow projections contained in the exhibits to this Quarterly Report.

G.                                    Transmission Update

1.                                       SCE&G’s Power Delivery group continues with the transmission line siting process for determining the precise routes for the new VC Summer Unit 1 — Killian 230kV line, the VC Summer Unit 2 — Lake Murray #2 230kV line, and the VC Summer Unit 3 — St. George #1 and #2 230kV lines.  These new lines are needed to connect the Units to the grid.

2.                                       The VC Summer Unit 1- Killian line is being sited in three phases: VCS-Winnsboro, Winnsboro-Blythewood, and Blythewood-Killian.  A first public workshop was held on October 29, 2009 to gain public input for the Blythewood-Killian section.  A second public workshop was held on March 16, 2010 to receive public comments on proposed alternate routes for this line.   A final route has been identified and route notification letters have been mailed to all property owners in the study area.  For property owners that are adjacent to the selected route, we also included survey notification.  The transmission line centerlines are currently being surveyed.  The first public workshop for the Winnsboro-Blythewood section was held on April 15, 2010.  Since then SCE&G has determined that the line segment from Winnsboro to Blythewood can be built on existing right of way.  A final letter is being written to mail to all property owners within the study area announcing the close out of the siting study based upon the decision to use existing the right-of-way corridor.  No further public workshops are planned.  The remaining section (VCS-Winnsboro) will occupy existing right-of-way, and no formal workshops are planned.

3.                                       For the VC Summer Unit 2 — Lake Murray #2 230kV line, SCE&G Power Delivery expects this line route will be constructed entirely within existing rights-of-way.  SCE&G’s Power Delivery group has completed an initial inventory survey of one of its existing right-of-way corridors and is in the process of conducting title searches of the existing properties.  Power Delivery has completed the evaluation of a second corridor as part of the process of analyzing and determining a final route for this line.

4.                                       Power Delivery has completed acquisition of additional land in St. George, South Carolina that will allow for installation of the breaker-and-a-half switchyard configuration needed to connect Unit 3 via two new VC Summer — St. George 230kV lines.  SCE&G has investigated the availability of existing rights-of-way which could minimize the overall siting process for the VC Summer-St. George 230kV lines. A determination has now been made to utilize existing corridors to the fullest extent possible, thus eliminating or minimizing the need to acquire new or expanded right-of-way.

III.                                 Anticipated Construction Schedules

As of the end of the second quarter of 2010, the Company and its contractors remain on schedule to complete all required milestones as adjusted pursuant to the milestone schedule contingencies approved by the Commission in Order No. 2009-104(A).  Each of those adjustments is itemized in the Milestone Update section that follows.  Accordingly, the project is in compliance with the construction schedules approved by the Commission in Order No. 2010-12 and with the provisions of S.C. Code Ann. § 58-33-275(A)(1).

A.                                    Construction Schedule Update

The Project Licensing and Permitting, Engineering, Procurement and Construction work remains on schedule to meet the Units 2 & 3 Substantial Completion dates. Rescheduling of the milestones is addressed in Section III.B herein.  The rescheduling of these milestones is within the approved contingencies and has no adverse impact on the Units’ Substantial Completion dates.

B.                                    Milestone Update

Attached as Appendix 1 to this quarterly report is a spreadsheet that lists and updates each of the specific milestones constituting the anticipated construction schedule for the Units pursuant to S.C. Code Ann. § 58-33-270(B)(1) and Order No. 2010-12. Comparing the milestone dates in this quarter to the reset milestone dates in Order No. 2010-12, 30 milestones have been advanced and 21 have been delayed.  All milestones adjustments are within the scope of the milestone schedule contingency authorized by the Commission in Order No. 2009-104(A).  The milestone adjustments do not adversely affect the Substantial Completion dates for Units 2 and 3.

IV.                                Schedules of the Capital Costs Incurred Including Updates to the Information Required by S.C. Code Ann. § 58-33-270(B)(6) (the Inflation Indices)

The Capital Cost Update section of this report provides an update of the cumulative capital costs incurred and forecasted to be incurred in completing the project.  These costs are compared to the cumulative capital cost targets approved by the Commission in Order No. 2010-12.  The approved capital cost targets have been adjusted to remove the $438 million in contingency originally approved by the Commission, and to reflect the currently reported historical escalation rates.  There has not been any use by the Company of the capital cost timing contingencies that were approved by the Commission in Order No. 2009-104(A) but would have been listed here if there had been.  The Inflation Adjustments and Indices section of this report provides updated information on inflation indices and the changes in them.

A.                                    Capital Costs Update

Chart A of Appendix 2 shows the Cumulative Project Cash Flow target as approved in Order No. 2010-12 and as updated for escalation and other Commission approved adjustments under the heading “Per Order No. 2010-12 Adjusted.”

Chart A of Appendix 2 also shows the cumulative cash flow for the project based on actual expenditures to date and the Company’s current forecast of cost and construction schedule under the heading “Actual Through September 2010, plus Projected.”

As shown on Appendix 2, Chart A, the forecasted expenditure for the project during the 12 months ended 2010 is $474.6 million.  As shown on Appendix 2, Chart B, line 26, the cumulative amount forecasted be spent on the project as of December 31, 2010 is $937.2 million.  The Cumulative Project Cash Flow target approved by the Commission for year-end 2010 adjusted for current escalation and excluding contingency and Westinghouse/Shaw billing differences is $892.8 million.  As a result, the cumulative cash flow at year-end 2010 is forecasted to be approximately $44.4 million greater than the target.

For comparison purposes, Appendix 3 sets out the cash flow schedule for the project exactly as it was approved in Order No. 2010-12, without change or updating, but without contingencies.  Appendix 3 does not include any adjustments to the cash flow schedule for changes in inflation indices or adjustments in capital cost schedules made by the Company.  The AFUDC forecast presented on Appendix 3 is the AFUDC forecast that was current at the time of Order No. 2010-12 adjusted to remove contingency funds.

B.                                    Inflation Indices Update

Appendix 4 shows the updated inflation indices approved in Order No. 2009-104A.  Included is a history of the annual Handy Whitman All Steam Index, South Atlantic Region; the Handy Whitman All Steam and Nuclear Index, South Atlantic Region; Handy Whitman All Transmission Plant Index, South Atlantic Region; and the Chained GDP Index for the past 10 years.  The changes in these indices and the escalation-related effects of cost rescheduling along with the exclusion of contingency and other changes resulted in a decrease in the projected cost of the Units in future dollars from $6.9 billion as forecast in Order No. 2010-12 to a forecast of $5.8 billion using current inflation data and the current AFUDC rate.

V.                                    Updated Schedule of Anticipated Capital Costs

The updated schedule of anticipated capital costs for Units 2 & 3 is reflected in Appendix 2, Chart A.

VI.                                Conclusion

As indicated above, the scheduled completion dates for Units 2 & 3 remain April 1, 2016 and January 1, 2019, respectively.  The Units are on track to be completed within the originally projected cost of $4.5 billion in 2007 dollars including contingency.  However, present capital cost projections show that the Company will need to obtain Commission approval for additional expenditures above the $4.1 billion amount net of contingencies.  The Company maintains an extensive staff of experts that monitors and oversees the work of its contractors and has identified and continues to monitor closely all areas of concerns related to either cost or schedule for the project.  The Company will continue to update the Commission and ORS of progress and concerns as the project proceeds.

ATTACHMENT 1

GLOSSARY OF ACRONYMS OR DEFINED TERMS

Acronym or Defined Term	Reference
ACOE	The United States Army Corps of Engineers.
ACRS	Advisory Committee on Reactor Safeguards - a committee organized to independently review license applications and advise the NRC.
AECOM	A private engineering firm that works for Norfolk Southern railroad.
AFUDC	Allowance for Funds Used During Construction.
AP1000	The Westinghouse designed Advanced Pressurized water nuclear reactor of approximately 1000 megawatts generating capacity.
ASLB	The Atomic Safety Licensing Board of the Nuclear Regulatory Commission.
BLRA	The Base Load Review Act, S.C. Code Ann. § 58-33-210 et seq. (Supp. 2009).
CB&I	Chicago Bridge & Iron, a sub-contractor on the project.
CFC	Certified For Construction—engineering and design drawings that are ready for construction to begin.
COL	A Combined Operating License for construction and operation of a nuclear unit issued by the NRC.
COLA	A Combined Operating License Application.
Commission	The Public Service Commission of South Carolina.
CWIP	Construction Work in Progress.
CWS	The Circulating Water System —the system that will transport waste heat from the turbines to the cooling towers.
DCD	Design Control Document (a Nuclear Regulatory Commission document).
DSM	Demand Side Management-programs to reduce the demand for electrical capacity and energy.
EIS	An Environmental Impact Statement as required by the National Environmental Policy Act of 1969.
EMD	The sub-contractor for the Reactor Cooling Pump.
EPC Contract	The Engineering, Procurement and Construction Agreement for construction of the Units entered into by SCE&G and Westinghouse/Shaw.
FERC	The Federal Energy Regulatory Commission.
Fixed/Firm	Prices under the EPC Contract which are either fixed or are firm but subject to defined escalation rates.
FOE	Friends of the Earth.
GDP	Gross Domestic Product.
HLD	Heavy Lift Derrick - the derrick that will be erected on site to move large modules and equipment.
MAB	Module Assembly Building -a building on site where large modules will be constructed and equipment will be prepared for installation in a space that is protected from the elements.
NLC	Nuclear Learning Center - a training facility operated by SCE&G at the Jenkinsville site.
NRC	The United States Nuclear Regulatory Commission.

Acronym or Defined Term	Reference
Opinion	The opinion in South Carolina Energy Users Comm. v. South Carolina Pub. Serv. Comm’n, 388 S.C. 486, 697 S.E.2d 587 (2010).
ORS	South Carolina Office of Regulatory Staff.
QA	Quality Assurance.
RAI	Requests for Additional Information issued by the NRC staff to license applicants.
RCL	The Reactor Coolant Loop —the piping and related equipment that transports heat from the reactor to the steam generator.
RCP	The Reactor Cooling Pump which forms part of the Reactor Coolant System.
RCS	The Reactor Coolant System -the complete system for transferring and transporting heat from the reactor to the steam generator.
SCDHEC	The South Carolina Department of Health and Environmental Control.
SCE&G	South Carolina Electric & Gas Company.
SCEUC	The South Carolina Energy Users Committee.
SER	Safety Evaluation Report—a report by the NRC staff concerning its evaluation of the safety aspects of a nuclear license application.
Shaw	The Shaw Group.
SMS	Shaw Module Solutions, LLC.
Target	Costs under the EPC Contract where targets have been established but where SCE&G pays actual costs as incurred.
Units	V. C. Summer Nuclear Station Units 2 & 3.
VCSNS	V. C. Summer Nuclear Station.
WEC	Westinghouse Electric Company, LLC.
WEC/Shaw or Westinghouse/Shaw	The consortium formed by Westinghouse Electric Company, LLC and the Shaw Group.

APPENDIX 1

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending September 30, 2010

Appendix 1 lists and updates each of the milestones which the Commission adopted as the Approved Construction Schedule for the Units, pursuant to S.C. Code Ann. § 58-33-270(B)(1) in Order No. 2010-12.  Appendix 1 provides columns with the following information:

1.                                       Milestone tracking ID number.

2.                                       The description of the milestone as updated in Order No. 2010-12.

3.                                       The BLRA milestone date, both by year and quarter and the specific calendar date for the milestone, as approved by the Commission in Order No. 2010-12.

4.                                       The current milestone date, both by year and quarter and the specific calendar date for the milestone.

5.                                       For each actual completed milestone, the date by which it was completed.  For completed milestones, the milestone entry is shaded in gray.

6.                                       Information showing the number of months, if any, by which a milestone has been shifted.

7.                                       Information as to whether any milestone has been shifted outside of the 18/24 Month Contingency approved by the Commission.

8.                                       Information as to whether any current change in this milestone is anticipated to impact the substantial completion date.

9.                                       Notes.

10.                                 On the final page of the document, there is a chart summarizing milestone completion and movement comparing the current or actual milestone date to the milestone date approved in Order No. 2010-12.  This movement is shown for only the milestones that have not been completed.

10-3Q	Appendix 1
VC Summer Units 2 and 3

			10-3Q			Outside
			Targeted		Delta Months	+18/-24	Substantial
			Milestone	Actual	from Order	Months	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Contingency	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	?	Impact?	Notes

1	08-2Q-1: Approve Engineering Procurement and Construction Agreement	5/23/2008		5/23/2008		No	No

2	08-2Q-2: Issue P.O.’s to nuclear component fabricators for Units 2 and 3 Containment Vessels	12/3/2008		12/3/2008		No	No

3	08-2Q-2: Contractor Issue PO to Passive Residual Heat Removal Heat Exchanger Fabricator - First Payment - Unit 2	8/31/2008		8/18/2008		No	No

4	08-2Q-2: Contractor Issue PO to Accumulator Tank Fabricator - Unit 2	7/31/2008		7/31/2008		No	No

5	08-2Q-2: Contractor Issue PO to Core Makeup Tank Fabricator - Units 2 & 3	9/30/2008		9/30/2008		No	No

6	08-2Q-2: Contractor Issue PO to Squib Valve Fabricator - Units 2 & 3	3/31/2009		3/31/2009		No	No

7	08-2Q-2: Contractor Issue PO to Steam Generator Fabricator - Units 2 & 3	6/30/2008		5/29/2008		No	No

8	08-2Q-2: Contractor Issue Long Lead Material PO to Reactor Coolant Pump Fabricator - Units 2 & 3	6/30/2008		6/30/2008		No	No

9	08-2Q-2: Contractor Issue PO to Pressurizer Fabricator - Units 2 & 3	8/31/2008		8/18/2008		No	No

10	08-2Q-2: Contractor Issue PO to Reactor Coolant Loop Pipe Fabricator - First Payment - Units 2 & 3	6/30/2008		6/20/2008		No	No

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

South Carolina Electric & Gas Company	Based on April 1, 2009 Performance
Measurement Baseline Schedule

1

10-3Q	Appendix 1
VC Summer Units 2 and 3

			10-3Q			Outside
			Targeted		Delta Months	+18/-24	Substantial
			Milestone	Actual	from Order	Months	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Contingency	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	?	Impact?	Notes

11	08-2Q-2: Reactor Vessel Internals - Issue Long Lead Material PO to Fabricator - Units 2 and 3	11/21/2008		11/21/2008		No	No

12	08-2Q-2: Contractor Issue Long Lead Material PO to Reactor Vessel Fabricator - Units 2 & 3	6/30/2008		5/29/2008		No	No

13	08-2Q-2: Contractor Issue PO to Integrated Head Package Fabricator - Units 2 & 3	7/31/2009		7/31/2009		No	No

14	08-2Q-2: Control Rod Drive Mechanism Issue PO for Long Lead Material to Fabricator - Units 2 and 3 - first payment	6/21/2008		6/21/2008		No	No

15	08-2Q-2: Issue P.O.’s to nuclear component fabricators for Nuclear Island structural CA20 Modules	7/31/2009		8/28/2009		No	No

16	08-3Q-1: Start Site Specific and balance of plant detailed design	9/11/2007		9/11/2007		No	No

17	08-3Q-2: Instrumentation & Control Simulator - Contractor Place Notice to Proceed - Units 2 & 3	10/31/2008		10/31/2008		No	No

18	08-3Q-3: Steam Generator - Issue Final PO to Fabricator for Units 2 and 3	6/30/2008		6/30/2008		No	No

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

2

10-3Q	Appendix 1
VC Summer Units 2 and 3

			10-3Q			Outside
			Targeted		Delta Months	+18/-24	Substantial
			Milestone	Actual	from Order	Months	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Contingency	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	?	Impact?	Notes

19	08-3Q-3: Reactor Vessel Internals - Contractor Issue PO for Long Lead Material (Heavy Plate and Heavy Forgings) to Fabricator - Units 2 & 3	1/31/2010		1/29/2010		No	No

20	08-3Q-3: Contractor Issue Final PO to Reactor Vessel Fabricator - Units 2 & 3	9/30/2008		9/30/2008		No	No

21	08-3Q-4: Variable Frequency Drive Fabricator Issue Transformer PO - Units 2 & 3	4/30/2009		4/30/2009		No	No

22	08-4Q-1: Start clearing, grubbing and grading	1/26/2009		1/26/2009		No	No

23	08-4Q-2: Core Makeup Tank Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No

24	08-4Q-2: Acumulator Tank Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No

25	08-4Q-2: Pressurizer Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No

26	08-4Q-2: Reactor Coolant Loop Pipe - Contractor Issue PO to Fabricator - Second Payment - Units 2 & 3	4/30/2009		4/30/2009		No	No

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

3

10-3Q	Appendix 1
VC Summer Units 2 and 3

			10-3Q			Outside
			Targeted		Delta Months	+18/-24	Substantial
			Milestone	Actual	from Order	Months	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Contingency	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	?	Impact?	Notes

27	08-4Q-2: Integrated Head Package - Issue PO to Fabricator - Units 2 and 3 - second payment	7/31/2009		7/31/2009		No	No

28	08-4Q-2: Control Rod Drive Mechanisms - Contractor Issue PO for Long Lead Material to Fabricator - Units 2 & 3	6/30/2008		6/30/2008		No	No

29	08-4Q-2: Contractor Issue PO to Passive Residual Heat Removal Heat Exchanger Fabricator - Second Payment - Units 2 & 3	10/31/2008		10/31/2008		No	No

30	9-1Q-1: Start Parr Road intersection work.	2/13/2009		2/13/2009		No	No

31	09-1Q-2: Reactor Coolant Pump - Issue Final PO to Fabricator - Units 2 and 3	6/30/2008		6/30/2008		No	No

32	09-1Q-3: Integrated Heat Packages Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2009		10/1/2009		No	No

33	09-1Q-4: Design Finalization Payment 3	1/31/2009		1/30/2009		No	No

34	09-2Q-1: Start site development	6/23/2008		6/23/2008		No	No

35	09-2Q-2: Contractor Issue PO to Turbine Generator Fabricator - Units 2 & 3	2/28/2009		2/19/2009		No	No

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

4

10-3Q	Appendix 1
VC Summer Units 2 and 3

			10-3Q			Outside
			Targeted		Delta Months	+18/-24	Substantial
			Milestone	Actual	from Order	Months	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Contingency	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	?	Impact?	Notes

36	09-2Q-2: Contractor Issue PO to Main Transformers Fabricator - Units 2 & 3	9/30/2009		9/25/2009		No	No

37	09-2Q-3: Core Makeup Tank Fabricator Notice to Contractor Receipt of Long Lead Material - Units 2 & 3	10-4Q 11/30/2010	10-4Q 12/31/2010		+1 Month(s)	No	No	Due to schedule review and refinement.

38	09-2Q-4: Design Finalization Payment 4	4/30/2009		4/30/2009		No	No

39	09-3Q-1: Turbine Generator Fabricator Issue PO for Condenser Material - Unit 2	8/31/2009		8/28/2009		No	No

40	09-3Q-2: Reactor Coolant Pump Fabricator Issue Long Lead Material Lot 2 - Units 2 & 3	4/30/2009		4/30/2009		No	No

41	09-3Q-2: Passive Residual Heat Removal Heat Exchanger Fabricator Receipt of Long Lead Material - Units 2 & 3	5/31/2010		5/27/2010		No	No

42	09-3Q-3: Design Finalization Payment 5	7/31/2009		7/31/2009		No	No

43

09-4Q-1: Start erection of construction buildings, to include craft facilities for personnel, tools, equipment; first aid facilities; field offices for site management and support personnel; temporary warehouses; and construction hiring office.

		10/9/2009		12/18/2009		No	No

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

5

10-3Q	Appendix 1
VC Summer Units 2 and 3

			10-3Q			Outside
			Targeted		Delta Months	+18/-24	Substantial
			Milestone	Actual	from Order	Months	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Contingency	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	?	Impact?	Notes

44	09-4Q-2: Reactor Vessel Fabricator Notice to Contractor of Receipt of Flange Nozzle Shell Forging - Unit 2	7/31/2009		8/28/2009		No	No

45	09-4Q-3: Design Finalization Payment 6	10/31/2009		10/7/2009		No	No

46	09-4Q-4: Instrumentation and Control Simulator - Contractor Issue PO to Subcontractor for Radiation Monitor System - Units 2 & 3	12/31/2009		12/17/2009		No	No

47	10-1Q-1: Reactor Vessel Internals - Fabricator Start Fit and Welding of Core Shroud Assembly - Unit 2	11-2Q 6/30/2011	11-1Q 2/28/2011		-4 Month(s)	No	No	Schedule ahead of plan.

48	10-1Q-2: Turbine Generator Fabricator Issue PO for Moisture Separator Reheater/Feedwater Heater Material - Unit 2	4/30/2010		4/30/2010		No	No

49	10-1Q-3: Reactor Coolant Loop Pipe Fabricator Acceptance of Raw Material - Unit 2	4/30/2010		2/18/2010		No	No

50	10-2Q-1: Reactor Vessel Internals - Fabricator Start Weld Neutron Shield Spacer Pads to Assembly - Unit 2	11-4Q 10/31/2011	11-4Q 10/31/2011			No	No

51	10-2Q-2: Control Rod Drive Mechanisms - Fabricator to Start Procurement of Long Lead Material - Unit 2	6/30/2009		6/30/2009		No	No

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

6

10-3Q	Appendix 1
VC Summer Units 2 and 3

			10-3Q			Outside
			Targeted		Delta Months	+18/-24	Substantial
			Milestone	Actual	from Order	Months	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Contingency	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	?	Impact?	Notes

52	10-2Q-3: Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head - Unit 2	10-4Q 11/30/2010	10-4Q 11/30/2010			No	No

53	10-3Q-1: Start excavation and foundation work for the standard plant for Unit 2	3/15/2010		3/15/2010		No	No

54	10-3Q-2: Steam Generator Fabricator Notice to Contractor of Receipt of 2nd Steam Generator Tubesheet Forging - Unit 2	2/28/2010		4/30/2010		No	No

55	10-3Q-3: Reactor Vessel Fabricator Notice to Contractor of Outlet Nozzle Welding to Flange Nozzle Shell Completion - Unit 2	10-1Q 2/28/2010	10-4Q 12/31/2010		+10 Month(s)	No	No	Due to delay at supplier.

56	10-3Q-4: Turbine Generator Fabricator Notice to Contractor Condenser Fabrication Started - Unit 2	5/31/2010		5/17/2010		No	No

57	10-4Q-1: Complete preparations for receiving the first module on site for Unit 2.	8/18/2010		1/22/2010		No	No

58	10-4Q-2: Steam Generator Fabricator Notice to Contractor of Receipt of 1st Steam Generator Transition Cone Forging - Unit 2	4/30/2010		4/21/2010		No	No

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

7

10-3Q	Appendix 1
VC Summer Units 2 and 3

			10-3Q			Outside
			Targeted		Delta Months	+18/-24	Substantial
			Milestone	Actual	from Order	Months	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Contingency	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	?	Impact?	Notes

59	10-4Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Manufacturing of Casing Completion - Unit 2	10-4Q 11/30/2010	10-4Q 11/30/2010			No	No

60	10-4Q-4: Reactor Coolant Loop Pipe Fabricator Notice to Contractor of Machining, Heat Treating & Non- Destructive Testing Completion - Unit 2	10-4Q 12/31/2010	11-1Q 2/28/2011		+2 Month(s)	No	No	Due to schedule review and refinement.

61	11-1Q-1: Core Makeup Tank Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 2	11-2Q 5/31/2011	12-1Q 2/29/2012		+9 Month(s)	No	No	Due to schedule review and refinement.

62	11-1Q-2: Polar Crane Fabricator Issue PO for Main Hoist Drum and Wire Rope - Units 2 & 3	11-1Q 2/28/2011	11-1Q 2/28/2011			No	No

63	11-2Q-1: Control Rod Drive Mechanisms - Fabricator to Start Procurement of Long Lead Material - Unit 3	11-2Q 6/30/2011	11-2Q 6/30/2011			No	No

64	11-2Q-2: Turbine Generator Fabricator Notice to Contractor Condenser Ready to Ship - Unit 2	11-4Q 10/31/2011	12-1Q 1/31/2012		+3 Month(s)	No	No	Due to schedule review and refinement.

65	11-3Q-1: Start placement of mud mat for Unit 2	11-3Q 7/14/2011	11-3Q 7/14/2011			No	No

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

8

10-3Q	Appendix 1
VC Summer Units 2 and 3

			10-3Q			Outside
			Targeted		Delta Months	+18/-24	Substantial
			Milestone	Actual	from Order	Months	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Contingency	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	?	Impact?	Notes

66	11-3Q-2: Steam Generator Fabricator Notice to Contractor of Receipt of 1st Steam Generator Tubing - Unit 2	1/31/2011		9/28/2010		No	No	Milestone completed ahead of schedule.

67	11-3Q-3: Pressurizer Fabricator Notice to Contractor of Welding of Upper and Intermediate Shells Completion - Unit 2	10-4Q 10/31/2010	11-1Q 3/31/2011		+5 Month(s)	No	No	Due to schedule review and refinement.

68	11-3Q-4: Reactor Vessel Fabricator Notice to Contractor of Closure Head Cladding Completion - Unit 3	12-1Q 2/28/2012	12-1Q 2/28/2012			No	No

69	11-4Q-1: Begin Unit 2 first nuclear concrete placement	11-4Q 10/3/2011	11-4Q 10/1/2011			No	No	Date moved up due to logic rework of the schedule.

70	11-4Q-2: Reactor Coolant Pump Fabricator Notice to Contractor of Stator Core Completion - Unit 2	11-3Q 9/30/2011	11-3Q 9/30/2011			No	No

71	11-4Q-3: Fabricator Start Fit and Welding of Core Shroud Assembly - Unit 2	11-2Q 6/30/2011	11-1Q 2/28/2011		-4 Month(s)	No	No	Schedule ahead of plan.

72	11-4Q-4: Steam Generator Fabricator Notice to Contractor of Completion of 1st Steam Generator Tubing Installation - Unit 2	11-2Q 5/31/2011	11-3Q 7/31/2011		+2 Month(s)	No	No	Due to schedule review and refinement.

73	11-4Q-5: Reactor Coolant Loop Pipe - Shipment of Equipment to Site - Unit 2	12-4Q 12/31/2012	11-3Q 8/31/2011		-16 Month(s)	No	No	Schedule ahead of plan.

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

9

10-3Q	Appendix 1
VC Summer Units 2 and 3

			10-3Q			Outside
			Targeted		Delta Months	+18/-24	Substantial
			Milestone	Actual	from Order	Months	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Contingency	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	?	Impact?	Notes

74	11-4Q-6: Control Rod Drive Mechanism - Ship Remainder of Equipment (Latch Assembly & Rod Travel Housing) to Head Supplier - Unit 2	11-4Q 12/31/2011	11-4Q 12/31/2011			No	No

75	11-4Q-7: Pressurizer Fabricator Notice to Contractor of Welding of *Lower Shell to Bottom Head Completion - Unit 2 (see Notes)	10-4Q 10/31/2010	11-1Q 3/31/2011		+5 Month(s)	No	No	This milestone originally was a duplication of #67. The description was corrected to accurately reflect work on the bottom head. Delay is due to schedule review and refinement.

76	11-4Q-8: Steam Generator Fabricator Notice to Contractor of Completion of 2nd Steam Generator Tubing Installation - Unit 2	11-2Q 6/30/2011	11-3Q 9/30/2011		+3 Month(s)	No	No	Due to schedule review and refinement.

77	11-4Q-9: Design Finalization Payment 14	11-4Q 10/31/2011	11-4Q 10/31/2011			No	No

78	12-1Q-1: Set module CA04 for Unit 2	12-1Q 1/27/2012	12-1Q 1/27/2012			No	No

79	12-1Q-2: Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Final Post Weld Heat Treatment - Unit 2	10-2Q 6/30/2010	11-1Q 1/31/2011		+7 Month(s)	No	No	Due to schedule re-work and status.

80	12-1Q-3: Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Completion of Tubing - Unit 2	11-1Q 1/31/2011	11-4Q 11/29/2011		+10 Month(s)	No	No	Due to schedule refinement and review.

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

10

10-3Q	Appendix 1
VC Summer Units 2 and 3

			10-3Q			Outside
			Targeted		Delta Months	+18/-24	Substantial
			Milestone	Actual	from Order	Months	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Contingency	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	?	Impact?	Notes

81	12-1Q-4: Polar Crane Fabricator Notice to Contractor of Girder Fabrication Completion - Unit 2	12-1Q 2/28/2012	12-4Q 10/31/2012		+8 Month(s)	No	No	Due to schedule refinement and review.

82	12-1Q-5: Turbine Generator Fabricator Notice to Contractor Condenser Ready to Ship - Unit 3	13-3Q 8/31/2013	13-3Q 7/31/2013		-1 Month(s)	No	No	Schedule ahead of plan.

83	12-2Q-1: Set Containment Vessel ring #1 for Unit 2	12-2Q 4/3/2012	12-2Q 4/3/2012			No	No

84	12-2Q-2: Reactor Coolant Pump Fabricator Delivery of Casings to Port of Export - Unit 2	12-1Q 3/31/2012	11-3Q 9/30/2011		-6 Month(s)	No	No	Schedule ahead of plan.

85	12-2Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Stator Core Completion - Unit 3	13-3Q 8/31/2013	13-1Q 1/31/2013		-7 Month(s)	No	No	Schedule ahead of plan.

86	12-2Q-4: Reactor Vessel Fabricator Notice to Contractor of Receipt of Core Shell Forging - Unit 3	12-3Q 9/30/2012	12-3Q 9/30/2012			No	No

87	12-2Q-5: Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head - Unit 3	13-1Q 1/31/2013	11-4Q 11/30/2011		-14 Month(s)	No	No	Schedule ahead of plan.

88	12-3Q-1: Set Nuclear Island structural module CA03 for Unit 2	12-3Q 8/30/2012	12-3Q 8/30/2012			No	No

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

11

10-3Q	Appendix 1
VC Summer Units 2 and 3

			10-3Q			Outside
			Targeted		Delta Months	+18/-24	Substantial
			Milestone	Actual	from Order	Months	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Contingency	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	?	Impact?	Notes

89	12-3Q-2: Squib Valve Fabricator Notice to Contractor of Completion of Assembly and Test for Squib Valve Hardware - Unit 2	12-2Q 5/31/2012	12-3Q 8/31/2012		+3 Month(s)	No	No	Due to schedule refinement and review.

90	12-3Q-3: Accumulator Tank Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 3	12-4Q 12/31/2012	12-4Q 12/31/2012			No	No

91	12-3Q-4: Polar Crane Fabricator Notice to Contractor of Electric Panel Assembly Completion - Unit 2	12-3Q 7/31/2012	13-1Q 3/31/2013		+8 Month(s)	No	No	Due to schedule refinement and review.

92	12-4Q-1: Start containment large bore pipe supports for Unit 2	12-2Q 4/9/2012	12-2Q 4/5/2012			No	No	Date moved up due to logic rework of the schedule.

93	12-4Q-2: Integrated Head Package - Shipment of Equipment to Site - Unit 2	12-4Q 10/31/2012	13-1Q 2/28/2013		+4 Month(s)	No	No	Due to schedule refinement and review.

94	12-4Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Final Stator Assembly Completion - Unit 2	12-4Q 11/30/2012	12-4Q 10/31/2012		-1 Month(s)	No	No	Schedule ahead of plan.

95	12-4Q-4: Steam Generator Fabricator Notice to Contractor of Completion of 2nd Steam Generator Tubing Installation - Unit 3	13-2Q 5/31/2013	13-2Q 4/30/2013		-1 Month(s)	No	No	Schedule ahead of plan.

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

12

10-3Q	Appendix 1
VC Summer Units 2 and 3

			10-3Q			Outside
			Targeted		Delta Months	+18/-24	Substantial
			Milestone	Actual	from Order	Months	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Contingency	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	?	Impact?	Notes

96	12-4Q-5: Steam Generator Fabricator Notice to Contractor of Satisfactory Completion of 1st Steam Generator Hydrotest - Unit 2	12-2Q 5/31/2012	12-3Q 7/31/2012		+2 Month(s)	No	No	Due to schedule refinement and review.

97	13-1Q-1: Start concrete fill of Nuclear Island structural modules CA01 and CA02 for Unit 2	13-1Q 2/26/2013	13-1Q 2/26/2013			No	No

98	13-1Q-2: Passive Residual Heat Removal Heat Exchanger - Delivery of Equipment to Port of Entry - Unit 2	12-2Q 4/30/2012	12-1Q 2/28/2012		-2 Month(s)	No	No	Schedule ahead of plan.

99	13-1Q-3: Refueling Machine Fabricator Notice to Contractor of Satisfactory Completion of Factory Acceptance Test - Unit 2	13-1Q 2/28/2013	12-3Q 8/31/2012		-6 Month(s)	No	No	Schedule ahead of plan.

100	13-1Q-4: Deliver Reactor Vessel Internals to Port of Export - Unit 2	13-3Q 7/31/2013	13-3Q 7/31/2013			No	No

101	13-2Q-1: Set Unit 2 Containment Vessel #3	13-2Q 4/17/2013	13-2Q 4/17/2013			No	No

102	13-2Q-2: Steam Generator - Contractor Acceptance of Equipment at Port of Entry - Unit 2	13-1Q 3/31/2013	13-1Q 2/28/2013		-1 Month(s)	No	No	Schedule ahead of plan.

103	13-2Q-3: Turbine Generator Fabricator Notice to Contractor Turbine Generator Ready to Ship - Unit 2	13-2Q 4/30/2013	13-2Q 4/30/2013			No	No

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

13

10-3Q	Appendix 1
VC Summer Units 2 and 3

			10-3Q			Outside
			Targeted		Delta Months	+18/-24	Substantial
			Milestone	Actual	from Order	Months	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Contingency	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	?	Impact?	Notes

104	13-2Q-4: Pressurizer Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 3	14-1Q 2/28/2014	13-1Q 2/28/2013		-12 Month(s)	No	No	Schedule ahead of plan.

105	13-2Q-5: Polar Crane - Shipment of Equipment to Site - Unit 2	13-2Q 5/31/2013	13-4Q 11/30/2013		+6 Month(s)	No	No	Due to schedule refinement and review.

106	13-2Q-6: Receive Unit 2 Reactor Vessel on site from fabricator	13-2Q 5/20/2013	13-2Q 5/20/2013			No	No

107	13-3Q-1: Set Unit 2 Reactor Vessel	13-2Q 6/18/2013	13-2Q 6/18/2013			No	No

108	13-3Q-2: Steam Generator Fabricator Notice to Contractor of Completion of 2nd Channel Head to Tubesheet Assembly Welding - Unit 3	13-4Q 12/31/2013	13-4Q 11/30/2013		-1 Month(s)	No	No	Schedule ahead of plan.

109	13-3Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Final Stator Assembly Completion - Unit 3	14-3Q 8/31/2014	14-1Q 2/28/2014		-6 Month(s)	No	No	Schedule ahead of plan.

110	13-3Q-4: Reactor Coolant Pump - Shipment of Equipment to Site (2 Reactor Coolant Pumps) - Unit 2	13-3Q 9/30/2013	13-3Q 9/30/2013			No	No

111	13-3Q-5: Place first nuclear concrete for Unit 3	13-3Q 8/1/2013	13-3Q 8/1/2013			No	No

112	13-4Q-1: Set Unit 2 Steam Generator	13-3Q 9/9/2013	13-3Q 9/9/2013			No	No

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

14

10-3Q	Appendix 1
VC Summer Units 2 and 3

			10-3Q			Outside
			Targeted		Delta Months	+18/-24	Substantial
			Milestone	Actual	from Order	Months	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Contingency	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	?	Impact?	Notes

113	13-4Q-2: Main Transformers Ready to Ship - Unit 2	13-3Q 9/30/2013	13-1Q 2/28/2013		-7 Month(s)	No	No	Schedule ahead of plan.

114	13-4Q-3: Complete Unit 3 Steam Generator Hydrotest at fabricator	14-1Q 2/28/2014	14-1Q 3/31/2014		+1 Month(s)	No	No	Due to schedule refinement and review.

115	13-4Q-4: Set Unit 2 Containment Vessel Bottom Head on basemat legs	11-4Q 11/21/2011	11-4Q 11/21/2011			No	No

116	14-1Q-1: Set Unit 2 Pressurizer Vessel	14-1Q 1/24/2014	14-1Q 1/24/2014			No	No

117	14-1Q-2: Reactor Coolant Pump Fabricator Notice to Contractor of Satisfactory Completion of Factory Acceptance Test - Unit 3	15-1Q 2/28/2015	15-1Q 3/31/2015		+1 Month(s)	No	No	Due to schedule refinement and review.

118	14-1Q-3: Deliver Reactor Vessel Internals to Port of Export - Unit 3	15-2Q 6/30/2015	15-2Q 6/30/2015			No	No

119	14-1Q-4: Main Transformers Fabricator Issue PO for Material - Unit 3	14-2Q 4/30/2014	14-2Q 4/30/2014			No	No

120	14-2Q-1: Complete welding of Unit 2 Passive Residual Heat Removal System piping	14-1Q 3/19/2014	14-1Q 3/19/2014			No	No

121	14-2Q-2: Steam Generator - Contractor Acceptance of Equipment at Port of Entry - Unit 3	15-2Q 4/30/2015	15-1Q 1/31/2015		-3 Month(s)	No	No	Schedule ahead of plan.

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

15

10-3Q	Appendix 1
VC Summer Units 2 and 3

			10-3Q			Outside
			Targeted		Delta Months	+18/-24	Substantial
			Milestone	Actual	from Order	Months	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Contingency	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	?	Impact?	Notes

122	14-2Q-3: Refueling Machine - Shipment of Equipment to Site - Unit 3	14-2Q 5/31/2014	14-2Q 5/31/2014			No	No

123	14-3Q-1: Set Unit 2 Polar Crane	14-2Q 4/3/2014	14-2Q 4/3/2014			No	No

124	14-3Q-2: Reactor Coolant Pumps - Shipment of Equipment to Site - Unit 3	15-2Q 6/30/2015	15-2Q 6/30/2015			No	No

125	14-3Q-3: Main Transformers Ready to Ship - Unit 3	14-3Q 9/30/2014	15-2Q 6/30/2015		+9 Month(s)	No	No	Due to schedule refinement and review.

126	14-4Q-1: Spent Fuel Storage Rack - Shipment of Last Rack Module - Unit 3	14-4Q 12/31/2014	14-2Q 6/30/2014		-6 Month(s)	No	No	Schedule ahead of plan.

127	15-1Q-1: Start electrical cable pulling in Unit 2 Auxillary Building	14-4Q 12/26/2014	14-4Q 12/18/2014			No	No	Date moved up due to logic rework of the schedule.

128	15-1Q-2: Complete Unit 2 Reactor Coolant System cold hydro	15-3Q 8/3/2015	15-3Q 7/3/2015		-1 Month(s)	No	No	Schedule ahead of plan.

129	15-2Q-1: Activate class 1E DC power in Unit 2 Auxilary Building.	15-1Q 3/5/2015	15-1Q 2/25/2015		-1 Month(s)	No	No	Schedule ahead of plan.

130	15-3Q-1: Complete Unit 2 hot functional test.	15-3Q 9/21/2015	15-3Q 9/21/2015			No	No

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

16

10-3Q	Appendix 1
VC Summer Units 2 and 3

			10-3Q			Outside
			Targeted		Delta Months	+18/-24	Substantial
			Milestone	Actual	from Order	Months	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Contingency	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	?	Impact?	Notes

131	15-3Q-2: Install Unit 3 ring 3 for containment vessel	15-3Q 7/30/2015	15-1Q 2/19/2015		-5 Month(s)	No	No	Schedule ahead of plan.

132	15-4Q-1: Load Unit 2 nuclear fuel	15-4Q 10/28/2015	15-4Q 10/2/2015			No	No	Date moved up due to logic rework of the schedule.

133	16-1Q-1: Unit 2 Substantial Completion	16-2Q 4/1/2016	16-2Q 4/1/2016			No	No

134	16-2Q-1: Set Unit 3 Reactor Vessel	15-4Q 10/1/2015	15-2Q 5/14/2015		-5 Month(s)	No	No	Schedule ahead of plan.

135	16-3Q-1: Set Unit 3 Steam Generator #2	15-4Q 12/22/2015	15-3Q 8/6/2015		-4 Month(s)	No	No	Schedule ahead of plan.

136	16-4Q-1: Set Unit 3 Pressurizer Vessel	16-2Q 5/16/2016	15-4Q 12/18/2015		-5 Month(s)	No	No	Schedule ahead of plan.

137	16-4Q-1: Complete welding of Unit 3 Passive Residual Heat Removal System piping	16-2Q 6/20/2016	16-1Q 2/1/2016		-4 Month(s)	No	No	Schedule ahead of plan.

138	17-2Q-1: Set Unit 3 polar crane	16-3Q 7/18/2016	16-1Q 2/5/2016		-5 Month(s)	No	No	Schedule ahead of plan.

139	17-3Q-1: Start Unit 3 Shield Building roof slab rebar placement	17-1Q 1/16/2017	16-3Q 8/2/2016		-5 Month(s)	No	No	Schedule ahead of plan.

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

17

10-3Q	Appendix 1
VC Summer Units 2 and 3

			10-3Q			Outside
			Targeted		Delta Months	+18/-24	Substantial
			Milestone	Actual	from Order	Months	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Contingency	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	?	Impact?	Notes

140	17-4Q-1: Start Unit 3 Auxiliary Building electrical cable pulling	17-2Q 4/6/2017	16-4Q 12/2/2016		-4 Month(s)	No	No	Schedule ahead of plan.

141	18-1Q-1: Activate Unit 3 Auxiliary Building class 1E DC power	17-2Q 6/9/2017	16-4Q 12/27/2016		-6 Month(s)	No	No	Schedule ahead of plan.

142	18-2Q-1: Complete Unit 3 Reactor Coolant System cold hydro	18-1Q 1/1/2018	17-2Q 5/3/2017		-8 Month(s)	No	No	Schedule ahead of plan.

143	18-2Q-1: Complete Unit 3 hot functional test	18-1Q 2/15/2018	18-2Q 5/17/2018		+3 Month(s)	No	No	Due to schedule refinement and review.

144	18-3Q-1: Complete Unit 3 nuclear fuel load	18-3Q 7/31/2018	18-3Q 7/19/2018			No	No	Date moved up due to logic rework of the schedule.

145	18-4Q-1: Begin Unit 3 full power operation	18-4Q 10/31/2018	18-4Q 10/23/2018			No	No	Date moved up due to logic rework of the schedule.

146	19-1Q-1: Unit 3 Substantial Completion	19-1Q 1/1/2019	19-1Q 1/1/2019			No	No

SUMMARY

Total Milestones Completed	54	out of	146 =	37%

Milestone Movement - Order No. 2010-12 vs. 10-3Q:
a) Forward Movement	21	out of	146 =	14%
b) Backward Movement	30	out of	146 =	21%
Milestones Within +12 to +17 Month range	0	out of	146 =	0%

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

18

APPENDIX 2

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending September 30, 2010

Appendix 2, Chart A is an updated and expanded version of the information contained in the capital cost schedule approved by the Commission in Order No. 2010-12 adjusted to remove contingency funds.

Appendix 2, Chart A shows:

1.             The actual expenditures on the project by plant cost category through the current period.

2.             The changes in capital costs reflecting the Company’s current forecast of expenditures on the project for each future period by plant cost category.  In updating its cost projections the Company has used the current construction schedule for the project and the Commission-approved inflation indices as set forth in Appendix 4 to this report.

3.             The cumulative Construction Work in Progress for the project and the balance of Construction Work in Progress that is not yet reflected in revised rates.

4.             The current rate for calculating AFUDC computed as required under applicable FERC regulations.

The Cumulative Project Cash Flow target as approved in Order No. 2010-12 and as updated for escalation and other Commission-approved adjustments is found under the heading “Per Order 2010-12 Adjusted.”  The adjustments reflect:

1.             Changes in inflation indices.

2.             Budget Carry-forward Adjustments used, where appropriate to track the effect of lower-than-expected cumulative costs on the future cumulative cash flow of the project.

Chart A of Appendix 2 also shows the cumulative cash flow for the project based on actual expenditures to date and the current construction schedule and forecast of year-by-year cost and going forward.  This information is found under the heading “Actual through September 2010, plus Projected.”

Chart B of Appendix 2 provides a comparison of the adjusted Cumulative Project Cash Flow target for the project with the actual and forecasted cash flow for the project.

Appendix 2, Chart A

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Per Order 2010-12 Adjusted

Annual Project Cash Flow(per order)	5,904,403	21,723	100,905	348,513	452,925	542,833	816,348	880,021	752,028	673,979	543,181	360,968	410,979
Capital Cost Rescheduling Contingency	—	—	—	—	—	—	—	—	—	—	—	—	—
Budget Carry-Forward Adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—
Net	5,904,403	21,723	100,905	348,513	452,925	542,833	816,348	880,021	752,028	673,979	543,181	360,968	410,979

Adjusted for Change in Escalation	5,279,328	21,723	100,906	342,146	436,002	513,182	753,671	796,397	665,846	581,259	449,106	294,329	324,761

Cumulative Project Cash Flow(Target)		21,723	122,629	464,775	900,778	1,413,960	2,167,631	2,964,027	3,629,874	4,211,133	4,660,238	4,954,567	5,279,328

		Actual			Projected
	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Actual through September 2010* plus Projected

Plant Cost Categories
Fixed with No Adjustment
Firm with Fixed Adjustment A
Firm with Fixed Adjustment B
Firm with Indexed Adjustment						CONFIDENTIAL
Actual Craft Wages
Non-Labor Costs
Time & Materials
Owners Costs
Transmission Costs	321,591	—	26	724	2,604	5,532	7,775	12,095	29,822	35,236	43,035	73,678	111,064

Total Base Project Costs(2007 $)	4,270,391	21,723	97,386	319,073	444,234	415,731	679,423	633,789	487,059	457,153	303,697	196,686	214,435
Total Project Escalation	1,265,317	—	3,519	20,930	30,363	61,535	152,883	193,691	184,263	199,753	160,816	114,024	143,540
Total Revised Project Cash Flow	5,535,708	21,723	100,905	340,003	474,597	477,265	832,306	827,479	671,323	656,906	464,514	310,711	357,975

Cumulative Project Cash Flow(Revised)		21,723	122,629	462,632	937,229	1,414,495	2,246,801	3,074,280	3,745,603	4,402,509	4,867,023	5,177,734	5,535,708

AFUDC(Capitalized Interest)	302,775	645	3,497	10,564	19,858	31,541	38,987	49,316	45,799	37,758	21,427	21,579	21,804

Gross Construction	5,838,483	22,368	104,403	350,567	494,456	508,806	871,293	876,795	717,122	694,665	485,941	332,289	379,779

Construction Work in Progress		22,368	126,771	477,338	971,794	1,480,600	2,351,893	3,228,688	3,945,810	4,640,474	5,126,415	5,458,704	5,838,483

CWIP Currently in Rates					663,471

September 30, 2010 Actual Incremental CWIP Not Currently in Rates					129,211

*Applicable index escalation rates for  2010 are estimated. Escalation is subject to restatement when actual indices for 2010 are final.

Notes:

Current Period AFUDC rate applied	7.10%

The AFUDC rate applied is the current SCE&G rate. AFUDC rates can vary with changes in market interest rates, SCE&G’s embedded cost of capital, capitalization ratios, construction work in process, and SCE&G’s short-term debt outstanding.

Appendix 2, Chart B

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018

Annual Project Cash Flow(per order)	6,559,575	21,723	100,905	389,024	500,521	605,164	891,411	962,846	839,011	756,003	596,227	423,986	472,752
Capital Cost Rescheduling Contingency	—	—	—	—	—	—	—	—	—	—	—	—	—
Net	6,559,575	21,723	100,905	389,024	500,521	605,164	891,411	962,846	839,011	756,003	596,227	423,986	472,752

Project Cash Flow Target	5,279,328	21,723	100,906	342,146	436,002	513,182	753,671	796,397	665,846	581,259	449,106	294,329	324,761

Total Revised Project Cash Flow	5,535,708	21,723	100,905	340,003	474,597	477,265	832,306	827,479	671,323	656,906	464,514	310,711	357,975

Comparison of Revised Cash Flow to Target

Year over Year Change	256,380	—	(1)	(2,143)	38,595	(35,917)	78,635	31,082	5,477	75,647	15,408	16,382	33,214

Cumulative Revised Project Cash Flow		21,723	122,628	462,632	937,229	1,414,494	2,246,800	3,074,279	3,745,602	4,402,509	4,867,023	5,177,733	5,535,708

Cumulative Project Cash Flow(Target)		21,723	122,629	464,775	900,778	1,413,960	2,167,631	2,964,027	3,629,874	4,211,133	4,660,238	4,954,567	5,279,328
Timing Adj.on EPC Billing Methodology		—	—	1,742	(9,691)	—	—	—	—	—	—	—	—
Adjusted Cumulative target		21,723	122,629	466,518	892,829	1,406,011	2,159,682	2,956,079	3,621,925	4,203,184	4,652,290	4,946,618	5,271,379

Over/(Under)		—	(1)	(3,886)	44,400	8,483	87,118	118,201	123,677	199,325	214,733	231,115	264,329

APPENDIX 3

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending September 30, 2010

For comparison purposes, Appendix 3 provides the  schedule of capital costs for the project which was approved by the Commission in Order No. 2010-12 as the Approved Capital Cost of the Units, pursuant to S.C. Code Ann. § 58-33-270(B)(2), adjusted to remove contingency funds.  Appendix 3 also reflects the forecast of AFUDC expense based on these adjusted schedules and the AFUDC rates that were current at the time of Order No. 2010-12.  Appendix 3 is intended to provide a fixed point of reference for future revisions and updating.  While the schedule of costs contained on Appendix 3 is subject to revision for escalation, changes in AFUDC rates and amounts, capital cost scheduling contingencies and other contingency adjustments as authorized in Order No. 2009-104(A), no such adjustments have been made to the schedules presented here.

Appendix 3

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

		Actual		Projected
	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Per Order 2010-12

Adjusted for Removal of Contingency Fund and Associated Escalation

Plant Cost Categories
Fixed with No Adjustment
Firm with Fixed Adjustment A
Firm with Fixed Adjustment B
Firm with Indexed Adjustment						CONFIDENTIAL
Actual Craft Wages
Non-Labor Costs
Time & Materials
Owners Costs
Transmission Costs	308,591	—	27	555	1,502	3,043	4,864	9,947	24,850	37,443	43,451	81,739	101,171

Total Base Project Costs(2007 $)	4,096,455	21,723	97,494	325,826	392,677	444,400	614,959	614,378	488,205	412,858	302,460	186,739	194,736

Total Project Escalation	1,807,948	—	3,411	22,687	60,248	98,433	201,389	265,643	263,823	261,121	240,721	174,229	216,243

Total Revised Project Cash Flow	5,904,403	21,723	100,905	348,513	452,925	542,833	816,348	880,021	752,028	673,979	543,181	360,968	410,979

Cumulative Project Cash Flow(Revised)		21,723	122,628	471,142	924,067	1,466,900	2,283,248	3,163,268	3,915,296	4,589,275	5,132,456	5,493,424	5,904,403

AFUDC(Capitalized Interest)	283,721	645	3,496	14,743	21,378	25,331	32,884	41,597	40,967	35,060	23,273	20,082	24,265

Construction Work in Progress		22,368	126,769	490,026	964,329	1,532,493	2,381,725	3,303,342	4,096,337	4,805,376	5,371,830	5,752,880	6,188,124

APPENDIX 4

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending September 30, 2010

Appendix 4 shows the changes in the inflation indices approved in Order No. 2009-104(A).  Included is a ten year history of the Handy Whitman All Steam Index, South Atlantic Region; the Handy Whitman All Steam and Nuclear Index, South Atlantic Region; Handy Whitman All Transmission Plant Index, South Atlantic Region; and the Chained GDP Index.  The change in the relevant indices from the Combined Application is also provided.

Appendix 4, Chart A

Inflation Indices, Chart A

HW All Steam Generation Plant Index, July 2010

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2010	547	4.79%	3.78%	5.31%	4.53%
2009	522	-2.61%	4.74%	5.50%
2008	536	9.16%	8.13%	7.35%
2007	491	7.68%	6.99%	5.74%
2006	456	7.55%	6.64%	4.75%
2005	424	5.74%	4.49%	3.75%
2004	401	6.65%	3.50%
2003	376	1.08%	2.13%
2002	372	2.76%
2001	362	2.55%
2000	353

	BLRA
	Filing	Update
	Jul-07	Jul-10

HW All Steam Index:
One year	7.68%	4.79%
Five Year	5.74%	5.31%

Appendix 4, Chart B

Inflation Indices, Chart B

HW All Steam and Nuclear Generation Plant Index, July 2010

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2010	546	4.60%	3.78%	5.32%	4.54%
2009	522	-2.43%	4.82%	5.55%
2008	535	9.18%	8.15%	7.37%
2007	490	7.69%	7.00%	5.75%
2006	455	7.57%	6.66%	4.77%
2005	423	5.75%	4.50%	3.76%
2004	400	6.67%	3.50%
2003	375	1.08%	2.14%
2002	371	2.77%
2001	361	2.56%
2000	352

	BLRA
	Filing	Update
	Jul-07	Jul-10

HW All Steam/Nuclear Index:
One year	7.69%	4.60%
Five Year	5.75%	5.32%

Appendix 4, Chart C

Inflation Indices, Chart C

HW All Transmission Plant Index, July 2010

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2010	558	5.08%	2.71%	5.23%	4.69%
2009	531	-6.02%	3.96%	5.48%
2008	565	9.07%	9.02%	8.73%
2007	518	8.82%	8.11%	6.86%
2006	476	9.17%	8.58%	5.25%
2005	436	6.34%	5.43%	4.15%
2004	410	10.22%	3.59%
2003	372	-0.27%	1.39%
2002	373	0.81%
2001	370	3.64%
2000	357

	BLRA
	Filing	Update
	Jul-07	Jul-10

HW All Transmission Plant Index
One year	8.82%	5.08%
Five Year	6.86%	5.23%

Appendix 4

Inflation Indices, Chart D

GDP Chained Price Index,  2010

SERIESTYPE	UNIT	SHORT LABEL	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010

Chained Price Index—Gross Domestic Product
U.S. Macro - 10 Year Baseline	(2005=100)	Chained price index-gross domestic product , Source: BEA , Units: index- 2005=100.0	88.65	90.65	92.11	94.10	96.77	100.00	103.26	106.22	108.48	109.75	110.22
Annual Percent change			2.17%	2.26%	1.61%	2.16%	2.84%	3.34%	3.26%	2.87%	2.13%	1.17%	0.43%
3-Year Annual Percent change					2.01%	2.01%	2.20%	2.78%	3.14%	3.15%	2.75%	2.05%	1.24%
5-Year Annual Percent change							2.21%	2.44%	2.64%	2.89%	2.88%	2.55%	1.97%
10-Year Annual Percent change													2.20%
Consumer Price Index, All-Urban
U.S. Macro - 10 Year Baseline	Index	Consumer price index, all-urban , Source: BLS , Units: - 1982-84=1.00	1.72	1.77	1.80	1.84	1.89	1.95	2.02	2.07	2.15	2.15	2.17
Percent change			3.37%	2.82%	1.60%	2.30%	2.67%	3.37%	3.23%	2.86%	3.69%	0.00%	0.93%
3-Year Annual Percent change					2.59%	2.24%	2.19%	2.78%	3.09%	3.15%	3.26%	2.17%	1.53%
5-Year Annual Percent change							2.55%	2.55%	2.63%	2.88%	3.16%	2.62%	2.13%
10-Year Annual Percent change													2.34%
Producer Price Index—Finished Goods
U.S. Macro - 10 Year Baseline	(1982=1.0)	Producer price index-finished goods , Source: BLS , Units: index- 1982=1.0	1.38	1.41	1.39	1.43	1.49	1.56	1.60	1.67	1.77	1.73	1.79
Percent change			3.76%	1.94%	-1.30%	3.18%	3.98%	4.70%	2.56%	4.38%	5.99%	-2.26%	3.47%
3-Year Annual Percent change					1.44%	1.26%	1.93%	3.95%	3.74%	3.87%	4.30%	2.64%	2.34%
5-Year Annual Percent change							2.29%	2.48%	2.60%	3.76%	4.31%	3.03%	2.79%
10-Year Annual Percent change													2.63%

	BLRA
	Filing	Update
	Jul-07	Jul-10

GDP Chained Price Index
One year	2.66%	0.43%
Five Year	2.81%	1.97%